UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): September 18, 2024

Sino American Oil Co
(Exact name of registrant as specified in its charter)

Wyoming	000-52304	02-3717729
(state or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification Number)

2123 Pioneer Ave, Cheyenne, WY 82001

(Address of principal executive offices)

360-361-8066

(Registrant’s telephone number, including area code)

________________________________________________

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Note: The terms “we,” “us,” “the Company”, and “our” refer to Sino American Oil Co.

Item 3.02 Unregistered Sales of Equity Securities

On or about September 18, 2024, the Company began conducting a Regulation 506(b) offering whereas the Company began efforts to sell shares of common stock at a fixed price of $0.0001 per share. The Company is seeking to raise a maximum of $75,000 pursuant to this offering. Thus far, the Company has sold shares to 8 accredited investors for total proceeds of $24,000. One of the accredited investors (Decus Pro OU) is an entity controlled by the Company’s Chief Executive Officer, Boriss Aleksandrov.

Thus far, pursuant to the above offering, Decus Pro OU has purchased 138,000,000 shares of restricted common stock. In addition, the remaining 7 accredited investors, referenced above, have thus far purchased 102,000,000 shares of restricted common stock. In total, 240,000,000 shares of restricted common stock have been sold pursuant to the Regulation 506(b) offering. The Company does not intend for the Regulation 506(b) offering to last more than one year from the first date of sale.

The Company intends to use the proceeds from these sales for working capital and day-to-day operations. However, it should be noted that the Company’s management has broad discretion to use the funds raised from this offering for other business purposes.

Item 9.01 Financial Statements and Exhibits.

None.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sino American Oil Company

Date: December 13, 2024	By	/s/ Boriss Aleksandrov
Boriss Aleksandrov
Chief Executive Officer